                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): December 31, 1997
                                                 ------------------

                        Home Security International, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    333-26399              98-0169495
----------------------------         -----------         ------------------
(State or other jurisdiction         (Commission          (I.R.S. Employer
      of incorporation)              File number)        Identification No.)


Level 7, 77 Pacific Highway
North Sydney, NSW Australia                           2060
--------------------------------------             ----------
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code: (011) (612) 9936-2424
                                                    ---------------------



               _________________________________________________________________
               Former name or former address, if changed since last report
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Item 2.    Acquisition of Assets

     On December 31, 1997, Home Security International, Inc (the "Company"), through its wholly owned subsidiary FAI Home Security Pty Ltd., purchased 50% of the shares of FAI Finance Corporation Pty Ltd ("FFC") ( the "FFC Shares"), a leading consumer finance company in Australia and New Zealand which finances more than 80 percent of all customer accounts financed by Company's distributorship network in Australia and New Zealand, from FAI Insurances Limited ("FAI"), a 41.7% shareholder of the Company (collectively, the "Transaction"). As of December 31, 1997, the assets of FFC included net loan receivables of approximately $21.6 million and secured cash deposits of $1.2 million. FFC obtains funding for its financing activities, in part, through a revolving credit facility from FAI in the amount of approximately $20 million, 50% of which is secured by the FCC Shares. The Company intends to maintain the current business in its present form and to continue the employment of all staff.

     As part of the Transaction, the Company entered into a Share Sale Agreement (the "Agreement") through which the Company agreed to pay to FAI approximately $7.04 million for the FFC Shares. The Agreement provides for an initial cash payment of $1,637,000 to be made on February 1, 1998, with the balance of the purchase price to be under a five year note at 7-3/4% per annum, with interest payable monthly (the "FFC Note"). The Company anticipates making the initial cash payment with cash on hand, and subsequent principal and interest payments on the FFC Note with cash flow from operations. The principal payments on the FFC Note are payable by the Company in the amounts and on the anniversary dates of the Agreement as follows:


          Payment Date                Amount (US $)
          ------------                -------------

          Initial Payment 2/1/98      $1,637,000

          12/31/98                       664,800

          12/31/99                     1,309,600

          12/31/00                     1,309,600

          12/31/01                     1,309,600

          12/31/02                       809,400
                                      ----------

          Total                       $7,040,000
                                      ==========


     Further, in the event the Company, or any of its subsidiaries, receives funds from any private or public issue of any debt or equity instruments, up to 40% of the proceeds from such issue must be used to pay down the then outstanding balance of the FFC Note.

     The Agreement also grants the Company an option (the "Option") at no additional cost, exercisable over four years from the date of the Agreement, to purchase the remaining 50% interest in FFC, from FAI, for 7.04 million plus 50% of FFC's retained earnings at the time the Option is exercised. The total purchase price for the remaining shares in FFC will be financed by FAI over four years from the date the Option is exercised.

     As part of the Transaction, the Company also entered into a Shareholders Agreement outlining standard rights and obligations of the Company and FAI as regard to their share holdings in FFC.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

          (b)  Pro Forma Financial Statements.

     In accordance with Item 7(a) (4) and 7(b) (2) of Form 8-K, the financial statements of the called for by Item 7(a) of Form 8-K and Rule 3-05 of Regulation S-X, and the pro forma financial information called for by Item 7(b) of Form 8-K and Article XI of Regulation S-X, will be filed by amendment as soon as practicable but not later than March 15, 1998.

          (c) Exhibits. The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

          10.1 Share Sale Agreement dated December 31, 1997 by and between FAI Insurances Limited and FAI Home Security Pty. Limited.

          10.2 Shareholders Agreement dated December 31, 1997 by and between FAI Insurances Limited and FAI Home Security Pty. Limited.

                       HOME SECURITY INTERNATIONAL, INC.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this 8-K report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 HOME SECURITY INTERNATIONAL, INC.


                                 By: /s/ Bradley D. Cooper
                                    --------------------------------------------
                                    Bradley D. Cooper
                                    Chairman and Chief Executive Officer
                                    (Principal Executive Officer)



                                 By: /s/ Mark Whitaker
                                    --------------------------------------------
                                    Mark Whitaker
                                    Vice President of Finance and Treasurer
                                    (Principal Financial and Accounting Officer)


Dated: January 15, 1998

                                     INDEX


Exhibit
Number   Description of Document
-------  -----------------------
10.1  Share Sale Agreement dated December 31, 1997 by and between FAI Insurances
      Limited  and FAI Home Security Pty. Limited.

10.2  Shareholders Agreement dated December 31, 1997 by and between FAI
      Insurances Limited and FAI Home Security Pty. Limited.
